As filed with the Securities and Exchange Commission on April 26, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERONA PHARMA PLC

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Not Applicable

(Translation of Registrant’s Name into English)

United Kingdom (State or other Jurisdiction of Incorporation or Organization)	2834 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

3 More London Riverside

London SE1 2RE UK

Tel: +44 203 283 4200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

National Corporate Research, Ltd.

10 East 40th Street, 10th Floor

New York, New York 10016

+1 800 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Peter N. Handrinos Nathan Ajiashvili Latham & Watkins LLP 200 Clarendon Street Boston, Massachusetts 02116 +1 617 948-6000	Claire A. Keast-Butler Latham & Watkins LLP 99 Bishopsgate London EC2M 3XF United Kingdom +44 20 7710-1000	Jonathan Parry White & Case LLP 5 Old Broad Street London EC2N 1DW United Kingdom +44 20 7532-1000	Divakar Gupta Brent B. Siler Charles S. Kim Cooley LLP 1114 Avenue of the Americas New York, New York 10036 +1 212 479-6000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  333-217124

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)(2)(3)	Amount of Registration Fee
Ordinary shares, nominal value £0.05 per share(4)	$5,431,899	$630

(1)

In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form F-1, as amended (File No. 333-217124), is hereby registered.

(2)	Includes additional ordinary shares represented by American Depositary Shares, or ADSs, which the underwriters have the option to purchase.
(3)

Based on an initial public offering price of $13.50 per ADS in a public offering in the United States, or the U.S. offering, and an offering price of £1.32 per ordinary share in a private placement in the United Kingdom and other countries outside of the United States and Canada, which is equivalent to a price per share of $1.69 based on an exchange rate of £1.00 to $1.2783 on April 21, 2017.

(4)

In the U.S. offering, all ordinary shares are in the form of ADSs, with each ADS representing eight ordinary shares. ADSs issuable upon deposit of the ordinary shares registered hereby have been registered pursuant to a separate Registration Statement on Form F-6.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”).  The contents of the Registration Statement on Form- F-1, as amended (File No. 333-217124) by Verona Pharma plc filed with the Commission pursuant to the Act, which was declared effective by the Commission on April 26, 2017, including the exhibits thereto, are hereby incorporated by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, the United Kingdom on April 26, 2017.

VERONA PHARMA PLC

By:	/s/ Jan-Anders Karlsson
Name: Jan-Anders Karlsson, Ph.D.
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on April 26, 2017 in the capacities indicated:

	Name	Title

	/s/ Jan-Anders Karlsson	Chief Executive Officer and Member of the Board
	Jan-Anders Karlsson, Ph.D.	(Principal Executive Officer)

	/s/ Piers Morgan	Chief Financial Officer
	Piers Morgan	(Principal Financial Officer and Principal Accounting Officer)

	*	Chairman of the Board
David Ebsworth, Ph.D.

	*	Member of the Board
Ken Cunningham, M.D.

	*	Member of the Board
Rishi Gupta

	*	Member of the Board
Mahendra G. Shah, Ph.D.

	*	Member of the Board
Andrew Sinclair, Ph.D.

	*	Member of the Board
Vikas Sinha

	*	Member of the Board
Anders Ullman, M.D., Ph.D.

*By:	/s/ Jan-Anders Karlsson
Jan-Anders Karlsson, Ph.D.,
Attorney-in-fact

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Verona Pharma plc has signed this registration statement on April 26, 2017.

By:	/s/ Colleen A. Devries
	Name:	Colleen A. DeVries
	Title:	SVP on behalf of National Corporate Research, Ltd.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
5.1(1)	Opinion of Latham & Watkins LLP, counsel to the Registrant, as to the validity of the ordinary shares
23.1	Consent of Independent Registered Public Accounting Firm
23.2(2)	Consent of Latham & Watkins LLP, counsel of the Registrant (included in Exhibit 5.1)
24.1(3)	Power of Attorney
24.2(4)	Power of Attorney of Mahendra G. Shah, Ph.D.

(1)                                 Previously filed as Exhibit 5.1 to the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-217124), filed with the Securities and Exchange Commission on April 26, 2017 and incorporated by reference herein.

(2)                                 Previously filed as Exhibit 23.2 to the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-217124), initially filed with the Securities and Exchange Commission on April 3, 2017 and incorporated by reference herein.

(3)                                 Previously filed on the signature page to the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-217124), filed with the Securities and Exchange Commission on April 3, 2017 and incorporated by reference herein.

(4)                                 Previously filed on the signature page to the Registrant’s Registration Statement on Form F-1, as amended (File No. 333-217124), filed with the Securities and Exchange Commission on April 18, 2017 and incorporated by reference herein.